EXHIBIT 99.7

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Perspective Therapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: February 1, 2024	LANTHEUS HOLDINGS, INC.

	By:	/s/ Mary Anne Heino
Name: Mary Anne Heino
Title: Chief Executive Officer

LANTHEUS ALPHA THERAPY, LLC

	By:	/s/ Mary Anne Heino
Name: Mary Anne Heino
Title: Chief Executive Officer